Exhibit 24.4

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:  That each of the undersigned hereby authorizes and appoints Scott A. Cisel and/or Warner L. Baxter and/or Steven R. Sullivan and/or Jerre E. Birdsong the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned as a Director of Central Illinois Public Service Company d/b/a AmerenCIPS (the “Company”) to a registration statement or registration statements on an appropriate form and any amendments thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933, which may be jointly filed with the Company’s parent, one or more of the Company’s affiliates and one or more of the future direct and indirect subsidiaries of the Company, one or more of the current and future direct and indirect subsidiaries of the Company’s parent or the Company’s affiliates, which may include one or more subsidiary trusts, limited liability companies, limited partnerships or other subsidiary entities formed or to be formed by the Company, its parent company or any of their respective direct or indirect subsidiaries or affiliates, registering an unspecified aggregate amount of securities which may be in the form of senior secured debt securities, first mortgage bonds, senior unsecured debt securities and preferred stock, and which may be exchangeable for securities of the Company’s parent, as authorized by the Company’s Board of Directors on June 13, 2008, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set their hands this 13th day of June, 2008:

Warner L. Baxter, Director	/s/ Warner L. Baxter

Scott A. Cisel, Director	/s/ Scott A. Cisel

Daniel F. Cole, Director	/s/ Daniel F. Cole

Steven R. Sullivan, Director	/s/ Steven R. Sullivan

STATE OF MISSOURI	)
	)	SS.
CITY OF ST. LOUIS	)

On this 13th day of June, 2008, before me, the undersigned Notary Public in and for said State, personally appeared the above-named directors of Central Illinois Public Service Company d/b/a AmerenCIPS, known to me to be the persons described in and who executed the foregoing power of attorney and acknowledged to me that they executed the same as their free act and deed for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ Donna S. Bilkey
Donna S. Bilkey – Notary Public
Notary Seal, State of
Missouri – Jefferson County
Commission #069000096
My Commission Expires 6/13/2010